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PRESS RELEASE

[LOGO] ALLIED FIRST BANCORP, INC. 387 Shuman Blvd., Suite 290E Naperville, Illinois 60563


FOR IMMEDIATE RELEASE

CONTACT:
Kenneth L. Bertrand
President and Chief Executive Officer
Allied First Bancorp, Inc.
TEL: (630) 778-7700

              ALLIED FIRST BANCORP, INC. COMPLETES ACQUISITION OF
                     EAGLE'S NEST MARKETING SOLUTIONS, INC.

       Naperville, Illinois. April 7, 2004. Allied First Bancorp, Inc. (Nasdaq:
AFBA), the holding company for Allied First Bank, Naperville, Illinois, announced today that it completed its acquisition of Eagle's Nest Marketing Solutions, Rockford, Illinois. Eagle's Nest provides financial institutions with loan origination call center support on a nationwide basis. Financial terms of the acquisition were not announced.

       Kenneth L. Bertrand, President and Chief Executive Officer of Allied First Bancorp and Allied First Bank, stated, "The completion of this acquisition will provide Eagle's Nest with the resources of a larger company in order to grow its business and to provide enhanced services to new and existing customers. This acquisition also brings together two organizations with experience in delivering financial services remotely through today's advanced technology." James Saunders, the president of Eagle's Nest stated, "We are excited about the opportunity to join with a technologically advanced partner to assist our customers in delivering financial services on a personal level."

       Allied First Bancorp, through Allied First Bank, operates a full-service banking office in Naperville, Illinois and provides financial services to its customers nationwide.